Exhibit 10.1

SUPPLEMENTAL INDEMNIFICATION AGREEMENT

This Supplemental Indemnification Agreement (this “Agreement”) is made as of                        ,                by and between Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), and                              (“Indemnitee”).

RECITALS

WHEREAS, the Company and Indemnitee previously entered into an Indemnification Agreement, effective as of                                  ,                 (the “Original Agreement”);

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, certain officers and directors of the Company, including the Indemnitee, to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the rights provided under the Original Agreement, the Certificate of Incorporation and Bylaws of the Company, applicable law and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder, except as expressly stated herein; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.               Supplemental Advancement of Expenses.  Without limitation of the requirements of Section F of Article TENTH of the Certificate of Incorporation of the Company or Article VII, Section 2 of the Bylaws of the Company, and notwithstanding any provision of the Original Agreement to the contrary, the Company shall advance, to the fullest extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any proceeding (each, a “Supplemental Advance”), subject to the terms and conditions thereof.  Supplemental Advances shall be unsecured and interest free.  Except as expressly provided herein, Supplemental Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the Original Agreement.  Supplemental Advances shall include any and all reasonable Expenses incurred by Indemnitee pursuing an action to enforce the right of advancement set forth in this Section 1, including Expenses incurred preparing and forwarding statements to the Company to support the Supplemental Advances so claimed.  Indemnitee shall qualify for Supplemental Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee to repay any Supplemental Advances to the extent it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  The Supplemental Advances contemplated by this Section 1 shall not be made in respect of any Claim made by Indemnitee for which Indemnitee is not entitled to indemnification under Section 2(a) of the Original Agreement.  The Supplemental Expenses contemplated by this Section 1 are intended to supplement the Expense Advances provided by the last sentence of Section 2(a) of the Original Agreement and Section 2(b) of the Original Agreement and all other advances contemplated by the Original Agreement and the Certificate of Incorporation and Bylaws of the Company.

Section 2.               Other Sources.  Any payment of Supplemental Expenses made by the Company to Indemnitee hereunder shall be reduced by an amount equal to the sum of all other amounts previously received by Indemnitee for such proceeding under the Original Agreement, the Certificate of Incorporation and Bylaws of the Company or any other source of indemnification, including the proceeds of any insurance policy, and the Company shall be entitled to recover from Indemnitee any amounts previously advanced to Indemnitee hereunder that are subsequently furnished to Indemnitee.

Section 3.               Definitions.  All capitalized terms not defined herein have the meanings ascribed to such terms in the Original Agreement.

Section 4.               Severability.  If this Agreement, or any provision or provisions hereof, shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; (c) the corresponding provision or provisions of the Original Agreement (or the entire Original Agreement as the case may be), that have been supplemented, modified or superseded, as the case may be, by this Agreement or any provision or provisions hereof that have been held to be invalid, illegal or unenforceable shall remain in full force and effect; and (d) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 5.               Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b)           The Original Agreement, as supplemented by this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that the Original Agreement, as supplemented by this Agreement, is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 6.               Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 7.               Applicable Law and Consent to Jurisdiction.  All claims arising out of or in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 8.               Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 9.               Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

HARRAH’S ENTERTAINMENT, INC.	INDEMNITEE

By:
Name:	Name:
Title:	Address:

3